 As filed with the Securities and Exchange Commission on March 9, 2001.
                                              Registration No. 333-_________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------
                           BANKATLANTIC BANCORP, INC.
             (Exact Name of Registrant as Specified in its Charter)
                                 --------------

           Florida                                    65-05070804
   ------------------------------               --------------------
   State or Other Jurisdiction of                 (I.R.S. Employer
      Incorporation or Organization)              Identification No.)


                           1750 East Sunrise Boulevard
                         Fort Lauderdale, Florida 33304
                                 (954) 760-5000
   (Address, Including Zip Code, of Registrant's Principal Executive Offices)

                                 --------------
                BANKATLANTIC BANCORP, INC. 2001 STOCK OPTION PLAN

                              (Full Title of Plans)

                                  ALAN B. LEVAN
                           BANKATLANTIC BANCORP, INC.
                           1750 EAST SUNRISE BOULEVARD
                         FORT LAUDERDALE, FLORIDA 33304
                         ------------------------------
          (Name and Address, Including Zip Code, of Agent for Service)

                                 (954) 760-5000
                                 --------------
          (Telephone Number, Including Area Code, of Agent for Service)

                                 With a copy to:
                             Michael I. Keyes, Esq.
                         Stearns Weaver Miller Weissler
                           Alhadeff & Sitterson, P.A.
                       150 West Flagler Street, Suite 2200
                              Miami, Florida 33130

                         Calculation of Registration Fee
==============================================================================================
                                              Proposed          Proposed
                                              Maximum           Maximum           Amount of
Title of Securities        Amount to be    Offering Price      Aggregate       Registration
 to be Registered          Registered(1)    Per Share(2)    Offering Price(2)      Fee(2)
----------------------------------------------------------------------------------------------
Class A Common Stock,
$0.01 per share par value    1,500,000          $6.25           $9,375,000         $2,475
==============================================================================================

(1) Pursuant to Rule 416 this Registration Statement shall also cover any additional shares of Class A Common Stock which may become issuable under the BankAtlantic Bancorp 2001 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without receipt of consideration which results in an increase in the number of outstanding shares of Class A Common Stock.
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices of the Class A Common Stock on the New York Stock Exchange as of a date within five business days prior to the date of filing of this Registration Statement.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by BankAtlantic Bancorp, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by this reference:

     (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Commission on March 30, 2000.

     (2) The Company's Amended Annual Report on Form 10-K/A for the year ended December 31, 1999, filed with the Commission on May 1, 2000.

     (3) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, filed with the Commission on May 15, 2000.

     (4) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, filed with the Commission on August 14, 2000.

     (5) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000, filed with the Commission on November 14, 2000.

     (6) The Company's Current Report on Form 8-K, filed with the Commission on January 25, 2000.

     (7) The Company's Current Report on Form 8-K, filed with the Commission on August 31, 2000.


     (8) The description of the Company's Class A Common Stock, $0.01 par value per share, contained in the Company's Registration Statement on Form 8-A, filed with the Commission on June 25, 1997.


     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Section 607.0850 of the Florida Business Corporation Act and the Articles of Incorporation and Bylaws of the Company provide for indemnification of the Company's directors and officers against claims, liabilities, amounts paid in settlement and expenses in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended (the "Securities Act"). In addition, the Company carries insurance permitted by the laws of the State of Florida on behalf of directors, officers, employees or agents which may cover liabilities under the Securities Act.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS.

     The following exhibits are filed herewith:

     EXHIBIT
     NUMBER         DESCRIPTION
     ------         -----------

      5.1          Opinion of Stearns Weaver Miller Weissler Alhadeff &
                   Sitterson, P.A.

      23.1         Consent of KPMG LLP.

      23.2 Consent of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. (included in Exhibit 5.1 above).

      24.1 Power of Attorney (set forth on the signature page to this Registration Statement).

ITEM 9.  UNDERTAKINGS

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect  in the  prospectus  any facts or events  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii)To include  any  material  information  with  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
          Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida on the 9th day of March, 2001.

                                    BANKATLANTIC BANCORP, INC.

                                    By: /s/Alan B. Levan
                                        ----------------
                                        Alan B. Levan
                                        Chairman of the Board of Directors,
                                        Chief Executive Officer and President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alan B. Levan and James A. White, his or her true and lawful attorneys-in-fact and agents, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements   of  the  Securities  Act  of  1933,  the
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                     TITLE                              DATE
---------                     -----                              ----

/s/Alan B. Levan              Chairman of the Board              March 9, 2001
----------------              Chief Executive Officer
Alan B. Levan                 and President
                              (Principal Executive Officer)

/s/John E. Abdo               Vice-Chairman of the Board        March 9, 2001
---------------
John E. Abdo

/s/James A. White             Executive Vice President and      March 9, 2001
-----------------             Chief Financial Officer
James A. White                (Principal Financial and
                              Accounting Officer)

/s/Steven M. Coldren          Director                          March 9, 2001
--------------------
Steven M. Coldren

/s/Bruno DiGiulian            Director                          March 9, 2001
------------------
Bruno DiGiulian

/s/Mary E. Ginestra           Director                          March 9, 2001
-------------------
Mary E. Ginestra

/s/Jarett S. Levan            Director                          March 9, 2001
------------------
Jarett S. Levan

/s/Ben A. Plotkin             Director                          March 9, 2001
-----------------
Ben A. Plotkin

/s/Dale H. Renner             Director                          March 9, 2001
-----------------
Dale H. Renner

/s/Charlie C. Winningham, II  Director                          March 9, 2001
----------------------------
Charlie C. Winningham, II

                                  EXHIBIT INDEX


EXHIBIT

NUMBER      DESCRIPTION
------      -----------

5.1         Opinion of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.

23.1        Consent of KPMG LLP.

23.2 Consent of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. (included in Exhibit 5.1 above).